UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 2, 2014

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 2, 2014, Dominion Resources, Inc. (“Dominion”), along with Duke Energy Corporation (“Duke Energy”), Piedmont Natural Gas Company, Inc. (“Piedmont”) and AGL Resources Inc. (“AGL Resources”), announced the formation of a joint venture, Atlantic Coast Pipeline, LLC, to build and own the proposed Atlantic Coast Pipeline.  The new 550-mile natural gas pipeline would run from Harrison County, West Virginia, southeast through Virginia with an extension to Chesapeake, Virginia, and then south through central North Carolina to Robeson County.  The project is expected to cost between $4.5 billion and $5.0 billion and is subject to approval of the Federal Energy Regulatory Commission as well as other state and federal approvals.

The joint venture ownership percentages are as follows: Dominion, 45%; Duke Energy, 40%; Piedmont, 10%; and AGL Resources, 5%. Dominion is to build and operate the pipeline on behalf of the venture.  Subsidiaries and affiliates of all four joint venture partners plan to be customers of the pipeline under 20-year contracts, pending regulatory approvals. Additional customers are also in the process of negotiating for services from the new pipeline.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Mark O. Webb
Mark O. Webb Vice President, General Counsel and Chief Risk Officer

Date:  September 2, 2014